For Immediate Release

Contact:	Mark Doheny Director, Investor Relations 713-209-8484 Mark.Doheny@cooperindustries.com

Cooper Industries Reports Second Quarter Earnings of $.58 Per Share, Excluding Restructuring
Charges; Record Second Quarter and Six Month Free Cash Flow

Second Quarter GAAP Earnings of $0.53 Per Share, Inclusive of $.05 Per Share of Restructuring
Charges

HOUSTON, July 23, 2009 – Cooper Industries, Ltd. (NYSE: CBE) reported second quarter 2009 earnings per share of $.53 (diluted), compared with $.92 for the second quarter of 2008. During the second quarter of 2009 Cooper recognized a pre-tax restructuring charge of $10.4 million or $.05 per share relating primarily to reductions in workforce. Excluding the impact of restructuring charges, the second quarter 2009 earnings per share was $.58 per share compared to $.97 per share for earnings for the second quarter of 2008, excluding restructuring charges and currency related items. Second quarter 2009 revenues decreased 26 percent to $1.27 billion, compared with $1.72 billion for the same period last year. Core revenues were 23 percent lower than comparable prior year with currency translation reducing reported revenue by 3.5 percent for the quarter.

“In the second quarter, while our book-to-bill ratio stabilized, we did not experience the normal seasonal increase in revenues. As a result, our revenue for the quarter was at the low end of our forecast, however, our intense cost management across the company allowed us to deliver earnings per share at the top end of the forecast,” said Cooper Industries’ Chairman and Chief Executive Officer Kirk S. Hachigian.

During the first six months of 2009, Cooper generated a record $321.3 million in free cash flow after $55.9 million of capital expenditures compared with $208.4 million of free cash flow for the first six months of 2008. Our debt net of cash and investments totaled $748.7 million compared to $952.4 million at December 31, 2008. “Our global teams have done an outstanding job adjusting our cost structure and working capital levels to be aligned with current market conditions. As a result, our operating working capital decreased 26% from June 30, 2008 on a 26% revenue decline. We end the quarter with an excellent balance sheet and preserve our financial flexibility to continue to invest in our long-term strategic initiatives and return capital to our shareholders,” said Hachigian.

Revenues for the first six months of 2009 were $2.53 billion, a 23 percent decrease from the $3.27 billion in revenues for the first six months of 2008. For the first six months of 2009, net income from continuing operations excluding unusual items was $177.6 million, compared with $316.2 million for the prior year’s first six months excluding unusual items. Diluted earnings per share from continuing operations, excluding unusual items for comparable periods, were $1.05 compared with prior year’s $1.78.

Segment Results
Electrical Products segment revenues for the second quarter of 2009 decreased 25 percent to $1.13 billion, compared with $1.51 billion in the second quarter 2008. Core revenues were 21.9 percent lower than comparable prior year periods with currency translation reducing reported results 3.2 percent for the second quarter. Segment operating earnings, excluding the impact of restructuring charges, were $153.5 million, a decrease of 41 percent from the $259.0 million in the prior year’s second quarter. Segment operating margin, excluding the unusual items, decreased 360 basis points to 13.6 percent for the second quarter of 2009, compared to the second quarter of 2008. Sequentially from the first quarter of 2009, Electrical Products revenues were flat and segment operating margins increased 120 basis points, excluding unusual items.

-more-

Revenues for the first six months of 2009 decreased 21 percent to $2.26 billion, compared to $2.87 billion for the same period last year. Segment operating earnings for the first half of 2009 declined to $293.5 million excluding restructuring charges, compared to $482.5 million in the prior-year period.

Tools segment revenues for the second quarter of 2009 were $138.7 million, down 35 percent from 2008 second quarter revenues of $214.3 million. Excluding the effects of currency translation, which reduced reported revenues in the quarter by 5.8 percent, core revenues for the quarter were 29.5 percent lower than 2008 second quarter on substantially lower industrial, retail and automotive demand. Segment operating earnings, excluding restructuring charges, was a profit of $2.9 million, compared to the second quarter 2008 earnings of $22.3 million, also excluding restructuring charges. Segment operating margin, excluding restructuring charges, for the second quarter 2009 was 2.1 percent compared to 10.4 percent for the comparable prior year period. Tools segment production was significantly curtailed to adjust to the lower volumes in the quarter and reduce inventory levels to reflect market conditions which negatively impacted the Tools segment performance for the quarter. Sequentially from the first quarter of 2009, Tools segment revenues increased 10 percent and segment operating margins increased 520 basis points, excluding unusual items.

Revenues for the first six months of 2009 decreased 34% to $265.0 million, compared to $398.8 million for the same period last year. Segment operating earnings for the first six months of 2009 was a loss of $1.0 million, compared to an operating profit of $39.5 million in the prior year period.

Outlook
“Our employees have rapidly and efficiently right-sized our businesses for the current market conditions, positioning us to successfully navigate a very difficult market environment. We remain confident that our strategy, business initiatives and core values established over the last several years along with the actions we have taken in the current market environment, position us to emerge from the current economic cycle stronger and with exceptional growth capabilities and increased earnings power. Our balance sheet also provides an exceptional resource to execute our long-term strategy,” commented Hachigian.

“For 2009, we now are forecasting earnings per share from continuing operations of $2.30 to $2.50, excluding restructuring and unusual items, compared to $2.30 to $2.60 given in April 2009. For the year, we currently expect to incur $.15 to $.18 per share of restructuring charges. The low end of our forecast of $2.30 per share assumes revenues remain flat with the revenue levels achieved in the first half of the year. For the third quarter of 2009, we expect earnings per share of $.60 to $.70, excluding restructuring and unusual items. In the third quarter of 2009, we expect to incur additional restructuring charges of $.05 per share. Free cash flow after capital expenditures for the full year is expected to exceed $500 million,” said Hachigian.

-more-

About Cooper Industries

Cooper Industries, Ltd. (NYSE: CBE) is a global manufacturer with 2008 revenues of $6.5 billion, approximately 88% of which are from electrical products. Founded in 1833, Cooper’s sustained level of success is attributable to a constant focus on innovation, evolving business practices while maintaining the highest ethical standards, and meeting customer needs. The Company has eight operating divisions with leading market share positions and world-class products and brands including: Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long-term growth trends including the global infrastructure build-out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2008, sixty-one percent of total sales were to customers in the industrial and utility end-markets and thirty-seven percent of total sales were to customers outside the United States. Cooper, which has manufacturing facilities in 23 countries as of 2008, is incorporated in Bermuda with administrative headquarters in Houston, TX. For more information, visit the website at www.cooperindustries.com.

Comparisons of 2009 and 2008 second quarter results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and the financial condition indicated in these forward-looking statements. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: market and economic conditions, competitive pressures, volatility of raw material prices, our ability to develop and introduce new products, our ability to implement revenue growth plans and cost-reduction programs, mergers and acquisitions and their implementations, implementation of manufacturing rationalization programs, changes in legislation and regulations (including changes in tax laws), and our ability to resolve potential liabilities and insurance recoveries resulting from Pneumo-Abex related asbestos claims. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Conference Call

Cooper will hold a conference call today at 12:00 noon EDT to provide shareholders and other interested parties an overview of the Company’s second quarter 2009 performance. Those interested in hearing the conference call may listen via telephone by dialing (888) 679-8018 using pass code 57449590, or over the Internet through the Investor Center section of the Company’s website, using the “Management Presentations” link. International callers should dial (617) 213-4845 and use pass code 57449590.

The conference call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company’s website under the heading “Management Presentations.”

Informational exhibits concerning the Company’s second quarter performance that may be referred to during the conference call will be available in the Investor Center section of the Company’s website under the heading “Management Presentations” prior to the beginning of the call.

-more-

CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended June 30,
	2009	2008
	(in millions where applicable)
Revenues	$1,269.8	$1,724.3
Cost of sales	885.0	1,155.9
Selling and administrative expenses	249.4	314.4
Restructuring charges	10.4	7.6

Operating earnings	125.0	246.4
Interest expense, net	16.3	18.3

Income from operations before income taxes	108.7	228.1
Income taxes	19.4	66.2

Net income	$89.3	$161.9

Net Income Per Common share:
Basic	$.53	$.93
Diluted	$.53	$.92
Shares Utilized in Computation of Income Per Common Share:
Basic	166.9 million	174.3 million
Diluted	168.0 million	176.5 million

PERCENTAGE OF REVENUES

	Quarter Ended June 30,
	2009	2008
Revenues	100.0%	100.0%
Cost of sales	69.7%	67.0%
Selling and administrative expenses	19.6%	18.2%
Operating earnings	9.8%	14.3%
Income from operations before income taxes	8.6%	13.2%
Net income	7.0%	9.4%

-more-

CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended June 30
Segment Information

	Quarter Ended June 30,
	2009	2008
	(in millions)
Revenues:
Electrical Products	$1,131.1	$1,510.0
Tools	138.7	214.3

Total	$1,269.8	$1,724.3

Segment Operating Earnings:
Electrical Products	$153.5	$259.0
Tools	2.9	22.3

Total Segment Operating Earnings	156.4	281.3
General Corporate Expense	21.0	27.3
Restructuring charges	10.4	7.6
Interest expense, net	16.3	18.3

Income from operations before income taxes	$108.7	$228.1

	Quarter Ended June 30,
	2009	2008
Return on Sales:
Electrical Products	13.6%	17.2%
Tools	2.1%	10.4%
Total Segments	12.3%	16.3%

Impact of Unusual Items

	Income Before	Income		Net Income Per
	Income Taxes	Taxes	Net Income	Common Share
				Basic	Diluted
Reported three months ended June 30, 2009	$108.7	$19.4	$89.3	$.53	$.53
Restructuring charges	10.4	1.9	8.5	.05	.05

Excluding adjustments	$119.1	$21.3	$97.8	$.58	$.58

Reported three months ended June 30, 2008	$228.1	$66.2	$161.9	$.93	$.92
Restructuring charges	7.6	2.2	5.4	.03	.03

Currency related losses	5.4	1.6	3.8	.02	.02

Excluding adjustments	$241.1	$70.0	$171.1	$.98	$.97

-more-

CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Six Months Ended June 30
Segment Information

	Six Months Ended June 30,
	2009	2008
	(in millions where applicable)
Revenues	$2,526.6	$3,270.4
Cost of sales	1,769.8	2,178.1
Selling and administrative expenses	506.3	615.9
Restructuring charges	19.2	7.6

Operating earnings	231.3	468.8
Interest expense, net	31.5	33.2

Income from continuing operations before income taxes	199.8	435.6
Income taxes	29.3	120.3

Income from continuing operations	170.5	315.3
Income related to discontinued operations (net of income taxes)	18.9	—

Net income	$189.4	$315.3

Net Income Per Common share:
Basic:
Continuing operations	$1.02	$1.79
Discontinued operations	.11	—

Net Income	$1.13	$1.79

Diluted:
Continuing operations	$1.01	$1.77
Discontinued operations	.11	—

Net Income	$1.12	$1.77

Shares Utilized in Computation of Income Per Common Share:
Basic	167.1 million	175.7 million
Diluted	168.1 million	177.9 million

PERCENTAGE OF REVENUES

	Six Months Ended June 30,
	2009	2008
Revenues	100.0%	100.0%
Cost of sales	70.0%	66.6%
Selling and administrative expenses	20.0%	18.8%
Operating earnings	9.2%	14.3%
Income from continuing operations before income taxes	7.9%	13.3%
Income from continuing operations	6.7%	9.6%

-more-

CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Six Months Ended June 30
Segment Information

	Six Months Ended June 30,
	2009	2008
	(in millions)
Revenues:
Electrical Products	$2,261.6	$2,871.6
Tools	265.0	398.8

Total	$2,526.6	$3,270.4

Segment Operating Earnings:
Electrical Products	$293.5	$482.5
Tools	(1.0)	39.5

Total Segment Operating Earnings	292.5	522.0
General Corporate Expense	42.0	45.6
Restructuring charges	19.2	7.6
Interest expense, net	31.5	33.2

Income from continuing operations before income taxes	$199.8	$435.6

	Six Months Ended June 30,
	2009	2008
Return on Sales:
Electrical Products	13.0%	16.8%
Tools	-0.4%	9.9%
Total Segments	11.6%	16.0%

Impact of Unusual Items

	Income from
	Continuing			Continuing
	Operations		Income from	Operations
	Before	Income	Continuing	Net Income Per
	Income Taxes	Taxes	Operations	Common Share
				Basic	Diluted
Reported six months ended June 30, 2009	$199.8	$29.3	$170.5	$1.02	$1.01
Restructuring charges	19.2	3.7	15.5	.09	.09
Tax benefits	—	8.4	(8.4)	(.05)	(.05)

Excluding adjustments	$219.0	$41.4	$177.6	$1.06	$1.05

Reported six months ended June 30, 2008	$435.6	$120.3	$315.3	$1.79	$1.77
Restructuring charges	7.6	2.2	5.4	.03	.03
Currency related losses	0.3	0.2	0.1	.00	.00

Tax benefits	—	4.6	(4.6)	(.02)	(.02)

Excluding adjustments	$443.5	$127.3	$316.2	$1.80	$1.78

-more-

CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	June 30,	December 31,
	2009	2008
	(in millions)
ASSETS
Cash and cash equivalents	$450.2	$258.8
Investments	12.6	21.9
Receivables	901.5	1,011.4
Inventories	547.2	641.8
Current discontinued operations receivable	13.4	17.5
Deferred income taxes and other current assets	196.3	246.5

Total current assets	2,121.2	2,197.9

Property, plant and equipment, less accumulated depreciation	728.9	728.2
Goodwill	2,645.9	2,567.3
Long-term discontinued operations receivable	166.6	174.8
Deferred income taxes and other noncurrent assets	468.1	496.7

Total assets	$6,130.7	$6,164.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$11.8	$25.6
Accounts payable	409.8	492.5
Accrued liabilities	537.8	618.7
Current discontinued operations liability	50.2	50.4
Current maturities of long-term debt	275.0	275.0

Total current liabilities	1,284.6	1,462.2

Long-term debt	924.7	932.5
Postretirement benefits other than pensions	69.6	71.2
Long-term discontinued operations liability	754.8	764.7
Other long-term liabilities	326.9	326.9

Total liabilities	3,360.6	3,557.5

Common stock	1.7	1.7
Capital in excess of par value	—	-
Retained earnings	3,042.7	2,935.4
Accumulated other nonowner changes in equity	(274.3)	(329.7)

Total shareholders’ equity	2,770.1	2,607.4

Total liabilities and shareholders’ equity	$6,130.7	$6,164.9

-more-

CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Six Months Ended June 30,
	2009	2008
	(in millions)
Cash flows from operating activities:
Net income	$189.4	$315.3
Less: income related to discontinued operations	(18.9)	—

Income from continuing operations	170.5	315.3
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	71.2	70.3
Deferred income taxes	(9.3)	4.9
Excess tax benefits from stock options and awards	2.1	(3.4)
Restructuring charges	19.2	7.6
Changes in assets and liabilities(1)
Receivables	128.1	(122.2)
Inventories	108.8	(63.4)
Accounts payable and accrued liabilities	(194.3)	(32.9)
Discontinued operations assets and liabilities, net	33.0	12.2
Other assets and liabilities, net	46.8	76.9

Net cash provided by operating activities	376.1	265.3

Cash flows from investing activities:
Proceeds from short-term investments	9.3	41.3
Proceeds from cash restricted for business acquisitions	—	290.1
Capital expenditures	(55.9)	(57.9)
Cash paid for acquired businesses	(22.2)	(269.6)
Proceeds from sales of property, plant and equipment and other	1.1	1.0

Net cash provided by (used in) investing activities	(67.7)	4.9

Cash flows from financing activities:
Proceeds from issuance of debt	—	297.6
Debt issuance costs	—	(0.5)
Proceeds from debt derivatives	—	0.5
Repayments of debt	(21.9)	(299.1)
Dividends	(84.0)	(82.8)
Purchases of common shares	(26.0)	(282.9)
Excess tax benefits from stock options and awards	(2.1)	3.4
Proceeds from exercise of stock options and other	3.5	10.8

Net cash used in financing activities	(130.5)	(353.0)

Effect of exchange rate changes on cash and cash equivalents	13.5	4.7

Increase (decrease) in cash and cash equivalents	191.4	(78.1)
Cash and cash equivalents, beginning of period	258.8	232.8

Cash and cash equivalents, end of period	$450.2	$154.7

(1) Net of the effects of translation and acquisitions

-more-

RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(PRELIMINARY)

	June 30,	December 31,
	2009	2008
	(in millions where applicable)
Short-term debt	$11.8	$25.6
Current maturities of long-term debt	275.0	275.0
Long-term debt	924.7	932.5

Total debt	1,211.5	1,233.1
Total shareholders’ equity	2,770.1	2,607.4

Total capitalization	$3,981.6	$3,840.5

Total debt-to-total-capitalization ratio	30.4%	32.1%
Total debt	$1,211.5	$1,233.1
Less: Cash and cash equivalents	450.2	258.8
Investments	12.6	21.9

Net debt	$748.7	$952.4

Total capitalization	$3,981.6	$3,840.5
Less: Cash and cash equivalents	450.2	258.8
Investments	12.6	21.9

Total capitalization net of cash	$3,518.8	$3,559.8

Net debt-to-total-capitalization ratio	21.3%	26.8%

Free Cash Flow Reconciliation

	Six Months Ended June 30,
	2009	2008
	(in millions)
Net cash provided by operating activities	$376.1	$265.3
Less capital expenditures	(55.9)	(57.9)
Add proceeds from sales of property, plant	1.1	1.0
and equipment and other

Free cash flow	$321.3	$208.4

###